UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2006

Capital Resource Funding, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

333-118259
(Commission File Number)

54-2142880
(I.R.S. Employer Identification No.)

1 Hutan Street, Zhongshan Dist.
Da Lian, Peoples’ Republic of China
(Address of Principal Executive Offices) (Zip Code)

(86-411-8289-7752)
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
2610 N. Palm Aire Drive
Pompano Beach, FL 33069
(954) 975-9601 Tel
(954) 979-6695 Fax

    This Current Report on Form 8-K is filed by Capital Resource Funding, Inc., a North Carolina corporation (the “Registrant” or the "Company"), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

    Pursuant to the minutes of a Board meeting held on October 30, 2006, the Board of Directors of the Company accepted the resignation of Ms. Feng, Gui Mei as Vice President and Director of the Company. The Board appointed Mr. Wang, Yu Long as Vice President of the Company, effective as of October 30, 2006.

Mr. Wang, Yu Long - Vice President

Mr. Wang is appointed as Vice President of the Company. Mr. Wang is 43 years old. He obtained his bachelors degree in Business Administration from Heilongjiang University. In 1999 and 2000, he was the director of the Marketing Department of Sun Group Da Lian High-Tech Development Company Ltd. Mr. Wang was also the assistant to the Chairman of Sun Group Da Lian High-Tech Development Company Ltd. from 2000 to 2002. In 2002, he was nominated as the vice president of Da Lian Xin Yang High-Tech Development Company Ltd. and he was put in charge of production, R&D and sales management.

    The Registrant currently has 12,422,971 issued and outstanding shares of common stock (the new 30,000,000 new investment shares are not included) that trade on the Over-The-Counter Bulletin Board under the symbol "CRFU".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL RESOURCE FUNDING, INC.

Date: November 9, 2006	By:	/s/ Wang, Bin
Wang, Bin President, Chief Executive Officer and Chairman

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